As filed with the Securities and Exchange Commission on February 3, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

NOBLE CORPORATION

(Exact name of registrant as specified in its charter)

Switzerland	98-0619597
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Dorfstrasse 19A Baar, Switzerland	6340
(Address of principal executive offices)	(Zip Code)

NOBLE CORPORATION 1991 STOCK OPTION AND RESTRICTED STOCK PLAN

(Full title of the plan)

Julie J. Robertson

Corporate Secretary

Noble Corporation

Dorfstrasse 19A

Baar, Switzerland 6340

(Name and address of agent for service)

Telephone number, including area code, of agent for service: (281) 276-6100 copy to:

David L. Emmons

Hillary H. Holmes

Baker Botts L.L.P.

One Shell Plaza

910 Louisiana Street

Houston, Texas 77002

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Fee
Registered Shares(3)	3,700,000	$34.47	$127,539,000	$14,616

(1) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement shall also cover such indeterminate number of additional shares as may become issuable under the plan as a result of the antidilution provisions thereof.

(2) Estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the registration fee and based upon the average of the high and low sales price per share of Common Stock of the Company reported on the New York Stock Exchange on January 30, 2012.

(3) Registered shares of the Company, currently CHF 3.41 par value each.

PART I

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement is being filed pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended, to register an additional 3,700,000 shares of Common Stock issuable pursuant to the Noble Corporation 1991 Stock Option and Restricted Stock Plan (the “Plan”). The Board of Directors and the shareholders of the Company approved the amendment and restatement of the Plan which, among other things, increased the number of shares available for issuance under the Plan from 41,400,000 to 45,100,000. The contents of the Registration Statements on Forms S-8 (Nos. 33-46724, 33-57675, 333-25857, 333-80511 and 333-107450) relating to the Plan are incorporated by reference into this Registration Statement.

PART II

Item 8. Exhibits.

The following documents are filed as a part of this Registration Statement or incorporated by reference herein:

Exhibit No.	Description
4.1* —	Articles of Association of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed on November 2, 2011).

4.2* —	Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K filed on February 25, 2011).

4.3* —	Composite copy of the Noble Corporation 1991 Stock Option and Restricted Stock Plan dated as of February 6, 2010 (incorporated herein by reference to Exhibit 10.18 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009).

5.1 —	Opinion of Pestalozzi Attorneys at Law Ltd., regarding the legality of securities to be issued by the Company.

23.1 —	Consent of PricewaterhouseCoopers LLP.

23.2 —	Consent of Pestalozzi Attorneys at Law Ltd. (included in Exhibit 5.1).

24.1 —	Power of Attorney (included on the signature page).

*	Incorporated herein by reference as indicated.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Baar, Switzerland, on February 3, 2012.

NOBLE CORPORATION (Registrant)

By:	/s/ Julie J. Robertson
Julie J. Robertson
Executive Vice President and Corporate Secretary

POWER OF ATTORNEY

Each person whose signature appears below appoints Julie J. Robertson and William E. Turcotte, and each of them, each of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 3rd day of February, 2012.

Signature	Title

/s/ David W. Williams David W. Williams	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/s/ James A. MacLennan James A. MacLennan	Senior Vice President, Chief Financial Officer and Controller (Principal Financial and Accounting Officer)

/s/ Michael A. Cawley Michael A. Cawley	Director

/s/ Lawrence J. Chazen Lawrence J. Chazen	Director

/s/ Julie H. Edwards Julie H. Edwards	Director

/s/ Gordon T. Hall Gordon T. Hall	Director

/s/ Marc E. Leland Marc E. Leland	Director

/s/ Jack E. Little Jack E. Little	Director

/s/ Jon A. Marshall Jon A. Marshall	Director

/s/ Mary P. Ricciardello Mary P. Ricciardello	Director

INDEX TO EXHIBITS

Exhibit No.		Description

4.1*	—	Articles of Association of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed on November 2, 2011).
4.2*	—	Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K filed on February 25, 2011).
4.3*	—

Composite copy of the Noble Corporation 1991 Stock Option and Restricted Stock Plan dated as of February 6, 2010 (incorporated herein by reference to Exhibit 10.18 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009).

5.1	—	Opinion of Pestalozzi Attorneys at Law Ltd., regarding the legality of securities to be issued by the Company.
23.1	—	Consent of PricewaterhouseCoopers LLP.
23.2	—	Consent of Pestalozzi Attorneys at Law Ltd. (included in Exhibit 5.1).
24.1	—	Power of Attorney (included on the signature page).

*	Incorporated herein by reference as indicated.